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EXHIBIT 5.1

    September 28, 2001

NetBank, Inc.
11475 Great Oaks Parkway
Alpharetta, Georgia 30022

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    We have served as counsel for NetBank, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of an aggregate of 1,689,189 shares (the "Shares") of common stock, $.01 par value per share, of the Company which may be sold by the selling stockholder named in the Registration Statement.

    We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization for issuance of the Shares as we have deemed it necessary and advisable.

    In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

    We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

    Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

    We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Powell, Goldstein, Frazer & Murphy LLP POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

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  EXHIBIT 5.1